UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 21, 2022 (January 14, 2022)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-06890	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNLH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the continued employment of each of Michael Toporek as Chief Executive Officer of Soluna Holdings, Inc. (the “Company” or “our”), and Moshe Binyamin as President of MTI Instruments, Inc. (“MTI”), our wholly owned subsidiary, effective as of January 14, 2022, the Company entered into an employment agreement with Michael Toporek, our current Chief Executive Officer (the “Toporek Employment Agreement”), and, effective January 20, 2022, the Company entered into an employment agreement with Moshe Binyamin, current President of MTI (the “Binyamin Employment Agreement”). The Toporek Employment Agreement and the Binyamin Employment Agreement were each approved by the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of the Company.

In connection with the Binyamin Employment Agreement also effective as of January 20, 2022, the Board elected Mr. Binyamin, MTI’s then current President, to the offices of President and Chief Executive Officer of MTI. Mr. Binyamin does not have any family relationships with any of the Company’s Directors or executive officers, is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K, and was not appointed pursuant to any arrangement or understanding with any other person. Mr. Binyamin’s biography is contained in the Company’s proxy statement for the Company’s annual meeting of stockholders held on June 9, 2021, which was filed with the Securities and Exchange Commission on May 18, 2021, and is incorporated herein by reference.

Pursuant to the Toporek Employment Agreement, Mr. Toporek agreed to continue to serve as our Chief Executive Officer for an initial term of three years, to be extended automatically for successive one-year periods, in consideration for an annual cash salary of $300,000, which will be subject to annual review by the Board or its Compensation Committee and may be increased from time to time by the Board or the Compensation Committee (“Toporek Base Salary”). The Toporek Employment Agreement provides for (i) annual performance bonuses based on attainment of one or more individual or business performance goals proposed by Mr. Toporek and approved by the Compensation Committee in its sole discretion (the “Annual Performance Bonus” and such target Annual Performance Bonus for a given calendar year, the “Target Performance Bonus”); (ii) a one-time option previously granted by the Compensation Committee on May 13, 2021, to purchase 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a per -share exercise price equal to $6.84 per share, subject to vesting over a three-year period after the grant date and all of the other terms and conditions of the Company’s 2021 Stock Incentive Plan and an individual award agreement entered into between the Company and Mr. Toporek(the “LTI Award”); (iii) future outperformance awards upon attainment of each Market Capitalization Growth Target (as defined in the Toporek Employment Agreement) which will be fully vested upon grant and delivered subject to certain conditions as set forth in the Toporek Employment Agreement (the “Outperformance Awards”); and (iv) eligibility for employee benefit plans in effect until Mr. Toporek’s employment with the Company is terminated.

Pursuant to the Toporek Employment Agreement, if Mr. Toporek is terminated for any reason other than termination without cause or resignation for good reason, he is entitled to receive (i) a lump sum payment in the amount equal to the sum of Mr. Toporek’s earned but unpaid Toporek Base Salary through the date of termination, (ii) his earned but unpaid Annual Performance Bonus for the calendar year preceding the date of termination, (iii) his accrued but unused vacation days as of the date of termination, (iii) reimbursement for any unreimbursed business expenses incurred through the date of termination, and (iv) any other benefits or rights Mr. Toporek will have accrued or earned through his date of termination under the terms of any employee benefit plan. Additionally, if Mr. Toporek is terminated without cause or he resigns for good reason, subject to satisfaction of certain release conditions, he will also be entitled to coverage under any health insurance plan covering Mr. Toporek for 12 months after the termination of his employment, one year of his then-current Toporek Base Salary and the Target Performance Bonus for the calendar year containing the date of termination, both paid in a single lump sum in cash on the first regular Company payroll date next following the 60th calendar day following the date of termination.

Pursuant the Binyamin Employment Agreement, Mr. Binyamin agreed to serve as President and Chief Executive Officer of MTI for an initial term of 24 calendar months, to be extended automatically for successive 12-month periods, in consideration for an annual cash salary of $180,350, which will be subject to annual review by the Board or its Compensation Committee and may be increased from time to time at the Board or the Compensation Committee’s sole discretion (“Binyamin Base Salary”). The Binyamin Employment Agreement provides for: performance bonuses as determined by the Compensation Committee (each a “Binyamin Performance Bonus”); a cash incentive payment in the event of a Change in Control (as defined in the Binyamin Employment Agreement) occurring while Mr. Binyamin is in active employment or within three months following its termination by death, disability, without cause or his resignation for good reason, based on the consideration received by MTI following a Change in Control; and employee benefits in accordance with our policies, and remain in effect until Mr. Binyamin’s employment with MTI is terminated.

Pursuant to the Binyamin Employment Agreement, if Mr. Binyamin is terminated for any reason other than termination without cause or resignation for good reason, he is entitled to receive (i) a lump sum payment in an amount equal to the sum of Mr. Binyamin’s earned but unpaid Binyamin Base Salary through the date of termination, (ii) his earned but unpaid Annual Performance Bonus for the calendar year preceding the date of termination, (iii) his accrued but unused vacation days as of the date of termination, (iii) reimbursement for any approved and unreimbursed business expenses incurred through the date of termination, and (iv) any other benefits or rights Mr. Binyamin will have accrued or earned through his date of termination under the terms of any employee benefit plan (collectively, the “Binyamin Accrued Benefits”). Additionally, if Mr. Binyamin is terminated without cause or if he resigns for good reason, subject to satisfaction of certain release conditions, he will also be entitled to coverage under any health insurance plan covering Mr. Binyamin, for 12 months after the termination of his employment, 12 months of his then-current Binyamin Base Salary payable in 12 equal monthly installments, and any Performance Bonus earned but unpaid for the most recently completed bonus year preceding the date of termination, paid in a single lump sum in cash on the first regular Company payroll date next following the 60th calendar day following the date of termination.

The foregoing description of the Toporek Employment Agreement and the Binyamin Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Toporek Employment Agreement and the Binyamin Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1+	Employment Agreement, by and between Soluna Holdings, Inc. and Michael Toporek, dated as of January 14, 2022
10.2+	Employment Agreement, by and between MTI Instruments, Inc. and Moshe Binyamin, dated as of January 20, 2022

+	Represents management contract or compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer